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                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "Agreement") is made as of this 21st day of July, 2000, by and between Wire One Technologies, Inc., a Delaware corporation ("Buyer"), 2CONFER L.L.C., a Delaware limited liability company ("Seller"), and the members of Seller listed on the signature pages hereto (the "Members") (Seller and the Members are sometimes each referred to as a "Seller Party", and collectively as "Seller Parties").

                                R E C I T A L S:

      Buyer desires to purchase, and Seller desires to sell, substantially all of Seller's assets, properties and rights in the business and operations of Seller, including, but not limited to, all trademarks, copyrights, web site software, the "www.2CONFER.com" web site on the World Wide Web and, subject to certain limitations set forth in this Agreement and the Schedules hereto, all of the fixed assets and intellectual property used in, or necessary for the operation of, such site as heretofore operated (collectively, the "Business"), as herein described.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, agreements, representations, warranties, and covenants herein contained, the parties hereby agree as follows:

                                    SECTION 1

                                     Closing

      1.1. Closing Date. The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of counsel to Buyer, Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 on July 21, 2000 or such other date as may be mutually agreed upon by the parties (the "Closing Date").

      1.2. Sale of Assets. At the Closing, Seller shall sell to Buyer, free and clear of all security interests, encumbrances, restrictions on transfer, or adverse claims, and Buyer shall buy from Seller, all of Seller's right, title and interest in the assets used in, or necessary for the operation of, the Business (the "Assets") that are not Excluded Assets (as defined herein), including, without limitation, the following:

            (a) all notes and other accounts receivable, including all other negotiable instruments and rights to receive payment generated in the conduct of the Business;

            (b) all cash, cash equivalents, bank accounts and deposits;

            (c) all furniture, fixtures, equipment, office supplies and other tangible property;


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            (d) all real property and all leasehold interests created by all leases of real property under which Seller is a lessee or lessor;

            (e) all lists of content contributors to Seller;

            (f) the 2CONFER web site, currently accessible via the URL "www.2CONFER.com" and all content contained therein;

            (g) all of the hardware relating to or used in connection with the Business, any related documentation and user materials, and Seller's rights under all related warranties;

            (h) all of the software (including all prior versions thereof), in object and source formats, relating to or used in connection with the Business, including: (i) all inventories of computer program code (in all media) for said software; (ii) any related documentation and user materials; and (iii) Seller's rights under all related warranties;

            (i) Seller's entire right, title and interest to the third party software licensed by Seller relating to or used in connection with the Business, including any related documentation and user materials, and Seller's rights under all related warranties;

            (j) all of the technical data and know-how, including, without limitation, research, product plans, markets, developments, inventions, discoveries, processes, formulas, algorithms, technology, designs, drawings, and business strategies, used in and material to, or necessary for the operation of, the Business;

            (k) all of the trademarks, service marks, and trade names (including registrations, licenses, and applications to register pertaining thereto) used to identify the Business and/or its goods or services;

            (l) all patents and copyrights (including registrations, licenses, and applications to register pertaining thereto), and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulas used in the Business;

            (m) all goodwill of the Business as a going concern; all goodwill associated with the trademarks, service marks and trade names relating to or used in connection with the Business; the names 2CONFER L.L.C., "www.2CONFER.com," the domain name "2CONFER.com"; and the URL address "www.2CONFER.com";

            (n) Seller's entire right, title and interest in, to and under all contracts, agreements, licenses, permits (other than Seller's postal permit), arrangements, permissions and other commitments and arrangements, oral or written, with any person or entity (including legal authorities) with respect to the Business;

            (o) all rights of Seller under express or implied warranties from suppliers or contractors with respect to the Assets;

            (p) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind arising out of the Assets or the Business;


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            (q) all existing business and marketing records of the Business, including accounting and operating records, asset ledgers, inventory records, budgets, databases, customer lists, event calendars, employment and consulting agreements, supplier lists, information and data respecting leased or owned equipment, files, books, correspondence and mailing lists, creative, promotional and advertising materials and brochures, and other business records;

            (r) all media, including without limitation disks, tapes and CDs, and other tangible property necessary for the transfer of the Assets from Seller to Buyer pursuant to the terms and conditions of this Agreement; and

            (s) all demonstration equipment inventory.

            Without limitation of the foregoing, or the definition of "Assets" contained herein, Schedule 1.2 hereto sets forth a description of specific Assets which are being transferred pursuant to this Agreement.

      1.3. Bill of Sale. The sale and delivery of the Assets shall be effected by a Bill of Sale, Assignment and Assumption Agreement in substantially the form of Exhibit A (the "Bill of Sale") and such endorsements, assignments, licenses, drafts, checks and other instruments of transfer and conveyance, agreements, and documents in form described herein or reasonably acceptable to Buyer, including, but not limited to, signed transfer instructions to transfer ownership of the domain name "2CONFER.com" and the URL address "www.2CONFER.com" from Seller to Buyer.

      1.4. No Other Liabilities or Obligations Assumed. Except with respect to the assumed liabilities (the "Assumed Liabilities") set forth on Schedule 1.4, which Assumed Liabilities Buyer hereby assumes, Buyer shall not assume or be liable for any liabilities or obligations of Seller, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether arising under an agreement or contract or otherwise. Seller shall, and hereby covenants to Buyer that it will as of the date of the Closing or when due, satisfy all of its liabilities or obligations that are not Assumed Liabilities.

      1.5. Purchase Price; Payment.

            (a) Purchase Price. The aggregate purchase price for the Assets (the "Purchase Price") shall be Eight Hundred Thousand Dollars ($800,000), payable as follows:

                  (i) at the Closing, Buyer shall deliver to Seller 78.75% of the Purchase Price, consisting of (A) Three Hundred Seventy-five Thousand Dollars ($375,000) in cash and (B) Twenty-eight Thousand Four Hundred Twenty-two (28,422) shares of Buyer's common stock (the "Stock") (with the number of shares to be determined by taking the average of the last reported per share sale price of the Stock on the Nasdaq National Market during the ten (10) trading days immediately preceding the Closing Date and dividing such average price into Two Hundred Fifty-five Thousand Dollars ($255,000)); and

                  (ii) at the Closing, Buyer shall deliver to Robert Kroner, as escrow agent (the "Escrow Agent"), 21.25% of the Purchase Price (the "Escrowed Amount"),


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

      consisting of One Hundred Twenty-five Thousand Dollars ($125,000) in cash and Five Thousand Sixteen (5,016) shares of Stock (with the number of shares to be determined by taking the average of the last reported per share sale price of the Stock on the Nasdaq National Market during the ten
      (10) trading days immediately preceding the Closing Date and dividing such average into Forty-five Thousand Dollars ($45,000)), to be held in escrow pursuant to the terms of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit B. Five Thousand Dollars ($5,000) of the Escrowed Amount shall be released promptly to Seller after Seller provides to Buyer written evidence that the assignment to Buyer of the office lease between Mutare, as Tenant, and Teacher's Insurance and Annuity Association of America, dated October 2, 1995, as set forth on Schedule 2.10(a)(3)(b), has been effected. An additional Forty-five Thousand Dollars ($45,000) of the Escrowed Amount shall be released to Seller promptly after Seller provides to Buyer written evidence that the assignment to Buyer of the office lease between Seller, as Tenant, and 49 Stevenson Corp., dated February 23, 1999, as set forth on Schedule 2.10(a)(3)(c), has been effected.

            (b) Piggyback Registration Rights.

                  (i) Buyer shall notify the Members in writing at least thirty
      (30) days prior to filing any registration statement under the Securities Act of 1933, as amended (the "Securities Act") for purposes of effecting a public offering of securities of Buyer (including, but not limited to, registration statements relating to secondary offerings of securities of Buyer, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganization or other transactions under Rule 145 of the Securities Act) and will afford each Member an opportunity to include in such registration statement all or any part of the Stock held by such Member. Each Member desiring to include in any such registration statement all or any part of such Member's Stock shall within twenty (20) days after receipt of the above-described notice from Buyer, so notify Buyer in writing, and in such notice shall inform Buyer of the number of shares of Stock such Member wishes to include in such registration statement.

                  (ii) If the registration is for a firm commitment underwritten registered public offering, Buyer shall so advise the Members as a part of the written notice given pursuant to subsection 1.5(c)(i) above. In such event, the right of any Member to registration shall be conditioned upon the Member's participation in such underwriting and the inclusion of such Member's Stock in the underwriting to the extent provided herein. All Members proposing to distribute their securities through such underwriting shall (together with Buyer and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by Buyer. Notwithstanding any other provision of this subsection 1.5(c), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares to be included in the registration and underwriting. The number of shares of Stock held by the Members to be included in such offering shall be reduced to zero before any reduction in any securities to be offered by Buyer on its own behalf. Buyer shall so advise the Members, and the number of shares of Stock held by the Members that may be included in the registration and


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

      underwriting shall be allocated among the Members and any other selling shareholders on a pro rata basis. If any Member disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Buyer and the managing underwriter prior to the execution of the applicable underwriting agreement by the Member. Any shares of Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (iii) All expenses incurred in connection with a registration pursuant to this subsection 1.5(c) (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Members), including, without limitation, all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Buyer and of one counsel to the Members, shall be borne by the Buyer.

                  (iv) In connection with any registration statement under this
      Section 1.5(c) in which the Members are participating, Buyer agrees to indemnify, to the extent permitted by law, each of the Members against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Buyer by such Member expressly for use therein or by such Member's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Buyer has furnished such Member with a sufficient number of copies of the same.

                  (v) In connection with any registration statement under this
      Section 1.5(c) in which a Member is participating, each such Member shall furnish to Buyer in writing such information and affidavits as Buyer reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Buyer, its directors and officers and each person who controls Buyer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Member; provided that the obligation to indemnify shall be individual, not joint and several, for each Member and shall be limited to the net amount of proceeds received by such Member from the sale of securities pursuant to such registration statement.

                  (vi) Any person entitled to indemnification hereunder shall
      (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable


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      judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party who is not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (c) Allocation. Promptly (no later than 60 days after the Closing
Date) following the Closing Date, Buyer, subject to the approval of Seller, shall prepare and finalize a schedule setting forth an allocation of the Purchase Price among the Assets (the "Allocation Schedule"). Each party agrees to report the transactions contemplated hereby for federal income tax and all other tax purposes (including, without limitation, for purposes of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code")) in a manner consistent with the Allocation Schedule, and in accordance with all applicable rules and regulations, and to take no position inconsistent with the allocation set forth therein in any administrative or judicial examination or other proceeding. Each of Buyer and Seller shall timely file the appropriate forms in accordance with the requirements of Section 1060 of the Code and this Section. The parties acknowledge that none of the Purchase Price is for the office leases, and all office leases shall be valued at zero dollars ($0) in the Allocation Schedule.

      1.6. Method of Payment. Except as otherwise expressly provided herein, all payments from one party to another under this Agreement shall be made by wire transfer in United States dollars to an account designated in writing by the party to receive such payment.

      1.7. Excluded Assets. Anything to the contrary notwithstanding, the Assets shall not include any of the following rights, properties or assets (the "Excluded Assets"):

            (a) This Agreement or any of the other Transaction Documents, or any right, title or interest of Seller or any of the Members hereunder or thereunder;

            (b) Any cash or Stock included in the Purchase Price;

            (c) Any inventory of Seller of any kind or description, wherever located, except for all demonstration equipment inventory as described in
Section 1.2(s);

            (d) Any rights of Seller or any of the Members to tax refunds or any accrued prepaid taxes;

            (e) Any records relating to the internal governance of Seller;

            (f) Any insurance policies of Seller or any right, title or interest of Seller or any of the Members thereunder, including any prepaid insurance premiums; or


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            (g) Any Licenses of Seller, as set forth on Schedule 2.7.

                                   SECTION 2

            Representations and Warranties of Seller and the Members

      Seller and the Members hereby, jointly and severally, represent and warrant to Buyer as follows, except as set forth on the Schedules hereto numbered to correspond to the sections below:

      2.1. Organization and Standing. Seller is a limited liability company duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Seller has all requisite limited liability company power to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Seller is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in each jurisdiction in which it conducts business, except for those jurisdictions where the failure to so qualify would not have a material adverse effect on Seller.

      2.2. Power. Seller and the Members have all requisite limited liability company power and authority to execute and deliver this Agreement and each of the other documents to be executed in connection herewith (this Agreement and such other documents being referred to as the "Transaction Documents") to which they are a party and to carry out and perform their obligations under the terms of this Agreement and the other Transaction Documents to which they are a party. Delivery of the Bill of Sale and other instruments of transfer contemplated by
Section 1.3 will transfer to Buyer all of Seller's right, title and interest in the Assets, free and clear of any lien, encumbrance, adverse claim, or restriction on transfer, except such liens, encumbrances, adverse claims, or restrictions on transfer as set forth on Schedule 2.2. This Agreement constitutes, and the other Transaction Documents to which Seller and the Members are a party will each constitute, the valid and binding obligations of Seller and the Members, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws and by general principles of equity.

      2.3. No Conflict. Seller is not in violation of its Certificate of Formation or Limited Liability Company Agreement. Seller is not in violation in any material respect of any term or provision of any agreement to which it is a party and which is related to the Business or the Assets. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which Seller and the Members are a party have not resulted and will not result in, nor will consummation of the transactions contemplated hereby or thereby result in, any violation of, or conflict with, or constitute a default under, any of the foregoing charter documents or any agreements, or result in the creation of any lien, encumbrance, or charge upon any of the Assets, or the acceleration of maturity of any obligation of Seller or right of any third party, except for any such violation, conflict, default, lien, encumbrance, charge or acceleration that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Business or the Assets, or Seller's and the Members' ability to consummate the transactions contemplated hereunder or under the


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other Transaction Documents; and there exists no such violation or default that does or could reasonably be expected to materially adversely affect the Business or the Assets or the ability of Seller and the Members to consummate their obligations hereunder or under the other Transaction Documents to which they are a party.

      2.4. Governmental Consents, etc. No consent, approval or authorization of or designation, declaration, or filing with any governmental, regulatory or administrative body, agency or authority, or any court or judicial authority (each, an "Authority") on the part of Seller or the Members is required in connection with the valid execution and delivery by them of this Agreement or any other Transaction Document or the consummation by them of the transactions contemplated hereby or thereby. The execution, delivery, and performance of this Agreement and each other Transaction Document by Seller and the Members, and the consummation of the transactions contemplated hereby or thereby by them, do not require consent, approval, or authorization under any material agreement to which Seller or the Members are a party or by which their properties or assets are bound or affected.

      2.5. Seller's Financial Condition.

            (a) Except as set forth on Schedule 2.5, as of the date hereof, Seller has no direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, liquidated or unliquidated, accrued, absolute, contingent, or otherwise which in any way encumber the Assets.

            (b) Since January 1, 2000, Seller has not:

                  (i) suffered any change, event or condition that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect upon the Business or Seller's and the Members' ability to consummate the transactions contemplated herein;

                  (ii) entered into any transaction, contract or commitment individually involving payments in excess of $10,000 (other than this Agreement or disclosed in Schedule 2.5) relating to the Business in any manner; or

                  (iii) incurred or paid any liability or obligation not in the ordinary course of business, inconsistent with past custom and practice including as to quantity and frequency.

      2.6. Tax Matters. Seller has, within the times and in the manner prescribed by law, filed all required tax returns, including sales and use tax returns, has paid or provided for all taxes, including sales and use tax owed by Seller, with respect to the Business, (whether or not shown on any tax return to be due and owing by it), has paid or provided for all deficiencies or other assessments of taxes, interest or penalties owed by it, and all such tax returns were correct and complete in all material respects. No taxing authority has asserted, or will successfully assert, any claim for the assessment of any additional taxes of any nature with respect to any periods covered by any such tax returns; and all taxes or other charges required to be withheld or collected by Seller, with respect to the Business, have been duly withheld or collected and, to the


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extent required, have been paid to the proper taxing Authority or properly segregated or deposited as required by law.

      2.7. Compliance and Laws. Seller has in all material respects complied with, and is now in all material respects in compliance with, all laws, rules, regulations, orders, judgments and decrees of all Authorities applicable to the Business. Seller possesses each franchise, license, permit, authorization, certification, consent, variance, permission, order or approval of or from any Authority, and has filed all filings, notices or recordings with any Authority (collectively, "Licenses") material to, or necessary for the conduct of, the Business and is now and, has at all times in the past been in material compliance with each thereof. Each such License is identified on Schedule 2.7. No proceeding or other action is pending or, to the best knowledge of Seller and the Members threatened, to revoke, amend, or limit any License, and Seller and the Members have no basis to believe that any such proceeding or action would result from the consummation of the transactions contemplated hereby or by the Transaction Documents, or that any such License would not be renewed in the ordinary course.

      2.8. Litigation. There is no pending or, to the best knowledge of Seller and the Members threatened, adverse claim, dispute, governmental investigation, suit, action, arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting the Business or the Assets.

      2.9. Tangible Property. Except as set forth on Schedule 2.9, Seller has good and marketable title to each item of tangible personal property that is an Asset, free and clear of all liens and other encumbrances, and, with immaterial exceptions, each such item of tangible personal property is in good operating condition and repair, useable in the ordinary course of business. Schedule 2.9 contains a complete and accurate list setting forth a description of each item of tangible property that is an Asset, and describes the nature of Seller's interest in any property listed thereon that is not owned entirely by Seller free and clear of security interests or other encumbrances.

      2.10. Agreements. Schedule 2.10 sets forth a true and complete list of all agreements that involve payments to or by the Seller in excess of $5,000 individually or $15,000 in the aggregate, including, without limitation, all sales orders taken but not fulfilled by Seller as of June 30, 2000 (the "Backlog" of orders to be fulfilled by Buyer after June 30, 2000), commitments, including guarantees of any indebtedness, or instruments binding Seller as of the Closing Date with respect to the Business or the Assets, and all powers of attorney. True and complete copies of each such agreement, commitment or instrument have been delivered to Buyer.

            (a) (i) to the best knowledge of Seller, each such agreement is the valid and binding obligation of the other contracting party, enforceable in all material respects in accordance with its terms against the other contracting party, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws and by general principles of equity, and is in full force and effect;

                  (ii) Seller has fulfilled all material obligations required to have been performed by it prior to the date hereof with respect to each such agreement, and there is no reason to believe that the other contracting party will not be able to fulfill all of its or his obligations when due in respect thereof;

                  (iii) to the best knowledge of Seller, no other contracting party to any such agreement is now in breach thereof, and there are not now, nor have there been in the twelve (12) month period prior to the date hereof, any material disputes between Seller and any other contracting party; and

                  (iv) Seller is not a party to, or bound by, any agreement or commitment that (1) restricts the conduct of the Business anywhere in the world or (2) contains any unusual or burdensome provisions that could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) of the Business or the Assets.

            (b) Schedule 2.10(b) sets forth a true and complete list of each proposed agreement, commitment, arrangement, or other understanding under current discussion between Seller and any third party that would, or reasonably could be expected to, be required to be disclosed pursuant to any provision of this Agreement, if same had been executed prior to and remained in effect as of the date hereof. A copy of the most recent draft of each such agreement and all other documents evidencing the current state of such discussions are set forth in Schedule 2.10(b).

      2.11. Advertisers and Customers. Schedule 2.11 is a true and complete list of the advertisers and customers with whom Seller has done business within six
(6) months prior to the Closing Date. The relationships of Seller with the persons listed in Schedule 2.11 are good commercial working relationships, and no such person has canceled or otherwise terminated, or threatened to cancel or terminate, its relationship with Seller, or decreased or limited materially, or threatened to decrease or limit materially, its business done with Seller, and there is no reason to believe that any such person would not continue its business relationship with Buyer following the Closing on substantially the same terms as such person has heretofore done business with Seller. Schedule 2.11 lists each outstanding purchase order (or correspondence with respect to a proposed purchase order) of Seller with respect to the Business that is individually in excess of $10,000, identifying in each case the vendor, supplier, contractor or inventor and the items being purchased and stating the quantity and price thereof. At the Closing, Seller shall deliver to Buyer the records set forth in Schedule 1.2.

      2.12. Brokers or Finders. Neither Seller nor any Member has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Seller and the Members shall indemnify and hold Buyer harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of Seller or the Members, respecting the subject matter hereof.

      2.13. Intellectual Property.

            (a) Seller owns, Buyer shall receive at Closing, and the Seller's intellectual property includes, all patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, and applications pertaining thereto) and all other intellectual property rights, software (in object and source code formats), trade secrets, and other proprietary information, processes, and formulas used in, or necessary for the operation of the Business. Schedule 1.2 sets forth all registered trademarks and service marks, all reserved trade names, all registered copyrights, and all filed patent applications and issued patents used in or necessary for the operation of the Business.

            (b) Schedule 2.13(b) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the 2CONFER web site, or any software programs set forth in Schedule 1.2. In no instance has the eligibility of such software programs for protection under applicable copyright law been forfeited to the public domain.

            (c) Seller has promulgated and used best efforts to protect the trade secrets of the Business. There has been no material unauthorized disclosure of any trade secrets of the Business by any person or entity. The source code and system documentation relating to any software programs set forth in Schedule 1.2 have at all times been maintained in confidence and have been disclosed by Seller only on a confidential basis and only to employees, consultants, vendors, suppliers and customers having "a need to know" the contents thereof.

            (d) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of Seller's proprietary software programs, technical documentation, or intellectual property with respect to the Business, either (1) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that by its terms accords to Seller ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of Seller as assignee that by their terms convey to Seller ownership of all tangible and intangible property thereby arising.

            (e) No intellectual property right or other claims have been asserted by any person or entity to the use of any Asset, and Seller is not aware of any valid basis for any such claim. To the knowledge of Seller, the use of any Asset by Seller does not infringe on the intellectual property rights or other rights of any person or entity.

            (f) As of the Closing Date, all intellectual property purchased by Buyer pursuant to this Agreement is and shall be useable in the same form as on the Closing Date, under the same circumstances as on the Closing Date, and in the ordinary course of the Business as such business actually has been operated prior to the Closing Date.

            (g) Except as set forth on Schedule 2.13(g), Seller has good and marketable title to each intangible Asset, including, but not limited to, each item of intellectual property used in and material to, or necessary for the operation of, the Business, free and clear of all liens and other encumbrances. Seller is the sole and rightful owner of all right, title and interest in and to each intangible Asset, and has the unrestricted right to market, license and otherwise exploit each intangible Asset.

      2.14. Intentionally Omitted.

      2.15. Third Party Components, Rights, etc.

            (a) Seller has validly and effectively obtained the right and license to use the third-party programs set forth in Schedule 1.2 and, with respect to such third-party programs, such other rights and licenses as provided for under the agreements set forth in Schedule 1.2, Seller has the right to assign and transfer to Buyer the foregoing rights and licenses.

            (b) Seller has not granted, transferred, or assigned any right, title or interest in or to any Asset to any person or entity. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of any material Asset by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except as set forth on Schedule 2.10.

      2.16. Insurance. Seller currently maintains the insurance policies set forth on Schedule 2.16, which policies are in full force and effect and are sufficient in amount (subject to reasonable deductibles) to allow Seller to replace any of its properties that might be damaged or destroyed.

      2.17. Year 2000. The computer systems and software owned by Seller and currently used in the Business are able to accurately process, without loss of functionality or performance, date data, including but not limited to calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

      2.18. Environmental and Safety Laws. To the knowledge of Seller and the Members, (i) Seller is not in violation in any material respect of any applicable law relating to the environment or occupational health and safety, and (ii) no material expenditures are or will be required by Seller in order to comply with any such existing law.

      2.19. Seller Financial Statements. Seller has delivered to Buyer Seller's unaudited balance sheets as of December 31, 1999, 1998 and 1997, and related unaudited statements of income, cash flow and members' equity for the fiscal years then ended (the "Year-End Financials") and (ii) Seller's unaudited balance sheet as of June 30, 2000, and related unaudited statements of income, cash flow and shareholders' equity for the six months then ended (the "Interim Financials"). The Year-End Financials and the Interim Financials are correct in all material respects and have been prepared in accordance with GAAP (except that the Interim Financials and Year-End Financials do not contain all footnotes and other presentation items that may be required by GAAP). The Year-End Financials and Interim Financials present fairly in all material respects the financial condition, operating results and cash flows of Seller as of the dates and during the periods indicated therein, subject, in the case of the Interim Financials, to normal year-end adjustments, which will not be material in amount or significance.

      2.20. No Undisclosed Liabilities. Except as set forth on the Schedules to this Agreement, Seller has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in or reserved against in the Seller's balance sheet as of June 30, 2000 (the "Current Balance Sheet"), or (ii) has not arisen in the ordinary course of business consistent with past practices prior to June 30, 2000, in either case which amounts exceed Ten Thousand Dollars ($10,000) in the aggregate; provided, however, all liabilities for accrued but unpaid vacation or time off for Seller's employees or other benefits or liabilities payable to such employees upon termination of employment as of June 30, 2000 were accrued and reflected on the Current Balance Sheet and, in any event, total severance benefits payable to Seller's employees and former employees upon termination of employment as of the Closing Date shall not exceed Ten Thousand Dollars ($10,000).

      2.21. Loans, Notes, Cash Accounts Receivable and Accounts Payable. Seller has provided Buyer with an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Seller as of June 30, 2000 (the "Balance Sheet Date.") All receivables (a) have arisen only from bona fide transactions in the ordinary course of business consistent with past practice, (b) represent valid obligations, and (c) are current and are expected to be collectible in the aggregate face amounts thereof without any counterclaim or set-off when due, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable that are computed in a manner consistent with GAAP and as reflected in the balance sheet or with respect to receivables arising subsequent to the Balance Sheet Date, the books and records of Seller, and (d) are owned by Seller free of all Liens, except as set forth on
Schedule 2.21. No discount or allowance from any account receivable of Seller as of the Closing Date has been made or agreed to (other than customary payment discounts in the ordinary course of business consistent with past practice), and no such account receivable represents billings prior to actual shipment of goods or provision of services. Accounts payable of Seller reflected on the Current Balance Sheet arose and all accounts payable of Seller arising after the Balance Sheet Date have arisen, from bona fide transactions. Seller has paid all costs and obligations customarily paid by Seller through the Closing Date in accordance with Seller's past practice. For purposes of this Agreement, "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset. For purposes of this Agreement, "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      2.22. Interested Party Transactions. Neither the Members nor any manager of Seller (nor, to the actual knowledge of Seller and the Members, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity that furnished or sold, or furnishes or sells, services, products or technology that Seller furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to Seller, any goods or services, or (iii) a beneficial interest in any agreements of Seller; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.22.

      2.23. Minute Books. The minutes of Seller made available to counsel for Buyer are the only minutes of Seller and contain summaries, accurate in all material respects, of all meetings of the Members and managers of Seller, or actions by written consent, since the time of organization of Seller.

      2.24. Complete Copies of Materials. Seller and the Members have delivered or made available true and complete copies of each document (or summaries of same) that has been requested specifically in writing by Buyer or its counsel.

      2.25. Disclosure. No representation or warranty made by Seller, nor any statement made in the Schedules to this Agreement or certificate furnished by Seller pursuant to this Agreement contains or will contain, any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

      2.26. Interest, Participation Rights and Ownership Position. Seller and the Members have no interest, participation rights, or ownership position in any corporation, partnership, joint venture, co-marketing arrangement, or similar enterprise or undertaking relating to the Business.

      2.27. Assets. Except for the Excluded Assets, the Assets are all of the assets, properties, goodwill, and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located, used in and material to, or necessary for the operation of, the Business.

      2.28. Investment Representations.

            (a) Restricted Securities. Seller and the Members understand that the shares of Stock delivered to Seller by Buyer are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, Seller and the Members represent that they are familiar with Rule 144 under the Securities Act, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

            (b) Investment Experience. Seller and the Members acknowledge that they are able to protect their own interests, can bear the economic risk of their investment in Buyer, and have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of the investment in the Stock.

            (c) Legends. It is understood that the certificate(s) evidencing the Stock shall bear the following legend:

            "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or unless the Corporation receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such act."

      2.29. General. No representation or warranty made herein or in any agreement, Schedule, exhibit or document delivered pursuant hereto contains any material misstatement of any fact or omits to state anything necessary to make any material statement made herein or therein not misleading.

                                   SECTION 3

                     Representations and Warranties of Buyer

      Buyer represents and warrants to Seller and the Members as follows, except as set forth on the Schedules numbered to correspond to the sections below:

      3.1. Organization and Standing. Buyer is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Buyer has all requisite corporate power to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Buyer is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which it conducts business, except for those jurisdictions where the failure to so qualify would not have a material adverse effect on Buyer.

      3.2. Requisite Power. Buyer has all requisite corporate power to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out and perform its obligations under the terms of this Agreement and the other Transaction Documents to which it is a party.

      3.3. Authorization. All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party has been taken and remains in full force and effect. This Agreement constitutes, and the other Transaction Documents to which Buyer is a party will each constitute, the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

      3.4. No Conflict. The execution, delivery, and performance of this Agreement and each of the other Transaction Documents to which it is a party by Buyer has not resulted and will not result in, nor will consummation of the transactions contemplated hereby or thereby result in, any material violation of, or conflict with, or constitute a default under, any of its charter documents or material agreements; and there exists no such violation or default that does or could reasonably be expected to materially and adversely affect the ability of Buyer to consummate its obligations hereunder.

      3.5. Governmental Consents, etc. No consent, approval or authorization of or designation, declaration, or filing with any Authority on the part of Buyer is required in connection with the valid execution and delivery of this Agreement or any Transaction Document to which it is a party or the consummation of the transactions contemplated thereby or thereby.

      3.6. Brokers or Finders. Buyer has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Buyer shall indemnify and hold Seller and the Members harmless with respect to any claim by any broker, agent or finder claiming to have acted on behalf of Buyer respecting the subject matter hereof.

      3.7. Stock. When the stock certificates representing the shares to be delivered at the Closing as part of the Purchase Price are delivered to Seller and the Escrow Agent, such shares of Stock will be duly authorized, validly issued and fully paid and nonassessable.

                                   SECTION 4

                        Closing Conditions and Documents

      4.1. Conditions to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Seller and the Members contained in Section 2 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Performance. Seller and the Members shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before Closing.

            (c) Proceedings and Documents. All limited liability company and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer's counsel.

            (d) Transaction Documents. The other Transaction Documents shall have been duly executed and delivered by Seller and the Members.

            (e) Payoff Letters. Seller shall have delivered to Buyer payoff letters from Royal American Bank in connection with Seller's obligations to Royal American Bank.

      4.2. Conditions to Seller's Obligations. The obligations of Seller under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions by such party:

            (a) Representations and Warranties. The representations and warranties of Buyer contained in Section 3 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

            (c) Payment of Purchase Price. Buyer shall have paid the Purchase Price as specified in Section 1.5(a).

            (d) Transaction Documents. The other Transaction Documents shall have been duly executed and delivered by Buyer.

      4.3. Seller Deliveries. Simultaneously with the Closing of the transactions contemplated by this Agreement, the following documents shall be executed and/or delivered by Seller and/or the Members to Buyer:

            (a) the Bill of Sale, and such other instruments of assignment as Buyer and its counsel reasonably shall have requested prior to the Closing Date for the sale, transfer and conveyance and assignment of the Assets to Buyer;

            (b) the Escrow Agreement;

            (c) a certificate, dated the Closing Date, of the manager of Seller:
(i) attaching resolutions of the members and managers of Seller in connection with the authorization and approval of the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is a party, certified as being in full force and effect as of the Closing Date;
(ii) attaching a copy, certified by the manager as true and complete, of Seller's Limited Liability Company Agreement, as amended to the Closing Date;
(iii) setting forth the incumbency of the officers of Seller who have executed and delivered this Agreement and each of the other Transaction Documents to which Seller is a party, including therein a signature specimen of each such officer; and (iv) attaching a copy, certified by the manager as true and complete, of Seller's Certificate of Formation, as amended to the Closing Date;

            (d) a good standing certificate with respect to Seller from the Secretary of State of the State of Delaware;

            (e) all materials and documentation set forth in Section 1.2; and

            (f) an opinion of counsel to Seller addressed to Buyer and covering such matters as Buyer shall reasonably request, in substantially the form of Exhibit C hereto.

      4.4. Buyer Deliveries. Simultaneously with the Closing of the transactions contemplated by this Agreement, the following documents shall be executed and/or delivered by Buyer to Seller:

            (a) the Bill of Sale;

            (b) the Escrow Agreement; and

            (c) the stock certificate representing the shares of Stock being issued to Seller as part of the Purchase Price pursuant to Section 1.5(a)(i).

                                    SECTION 5

                                    Covenants

      5.1. Post-Closing Covenants.

            (a) From and after the Closing, Seller and the Members shall, at Buyer's expense, execute all such instruments or documents and take all such other actions as Buyer may reasonably request to effectuate the transactions contemplated hereby, including, without limitation (i) inventorying and listing of the Assets, (ii) obtaining of any necessary or advisable consents not required by Buyer prior to Closing in connection with the transactions contemplated hereby (including consents to assignment of contract rights and obligations as Buyer may reasonably request), (iii) filing of tax returns, including, without limitation, the filing of sales and use tax returns and notices as any party hereto may reasonably require; and (iv) cooperating with Buyer to facilitate the transition of Business customers, developers, content contributors and advertisers to Buyer.

            (b) Tracey T. Powell and Mutare, Inc. shall jointly and severally, and the other Members listed on the signature pages hereto shall severally but not jointly, defend and hold harmless Buyer, its officers, directors, employees, partners, members, shareholders, affiliates (and their officers, directors, employees, members, partners and shareholders), and agents (collectively, the "Buyer Indemnified Parties") from and against any action, loss, liability, damage, claim, fine, penalty, lien or expense, including legal costs, reasonable attorneys' fees, and expenses, (collectively, "Loss") to the extent the same arises out of (i) any breach by Seller or the Members of any representation, warranty, agreement, or covenant made by Seller or the Members herein or in any Transaction Document, (ii) Seller's failure to comply with any bulk sales or similar law, except to the extent such failure involves an Assumed Liability,
(iii) except to the extent such tax is an Assumed Liability, any tax, including use or sales tax, for which Seller or the Members or any of Seller's directors or officers is or may be liable in respect of the conduct of the Business prior to the Closing, (iv) any claim arising out of or in connection with the conduct of the Business on or prior to the Closing Date alleging that all, or any portion of, the Business infringes any intellectual property right or other interest of any person or entity, and (v) any obligation of Seller or the Members relating to the period prior to the Closing Date, whether the claim relating to such obligation arises before or after the Closing, excluding obligations with respect to Assumed Liabilities except to the extent that any such obligation or Assumed Liability arose from or was the result of any facts or circumstances, the existence of which constitutes a breach of a representation or warranty made by Seller or the Members hereunder. Each Buyer Indemnified Party will give prompt notice to Seller and the Members of any claim or condition to which the foregoing indemnification covenant relates. At its election, Seller or the Members may control the defense of such claim, at its expense, but shall not settle any such claim without the consent of the respective Buyer Indemnified Party or Parties. If shares of Stock issued as part of the Purchase Price are used to satisfy the obligations of Seller and the Members under this Section 1.5(b), such shares shall be valued at the average of the last reported per share sale price of the Stock on the Nasdaq National Market during the ten (10) trading days immediately preceding the Closing Date.

            (c) Buyer shall preserve and retain the corporate, accounting, tax, legal and other records of the Business that shall come into Buyer's possession as a result of the transactions contemplated hereby for a period of not less than five (5) years from the Closing Date and give reasonable access to Seller and the Members, and Seller's officers, auditors, counsel, and other representatives for the purpose of preparing or defending tax returns or for other reasonable business purposes.

            (d) The amount of any Loss for which indemnification is provided under this Section 5 shall be net of any amounts recovered or recoverable by Buyer under insurance policies with respect to such loss and shall be (i) increased to take account of any net tax cost incurred by Buyer arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by Buyer arising from the incurrence or payment of any such Loss. In computing the amount of any such tax cost or tax benefit, Buyer shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

            (e) Seller and the Members shall not be liable to Buyer under this
Section 5.1 until the aggregate amount of Losses shall exceed $10,000, and then only for any amounts in excess thereof. The aggregate amount of Losses for which Seller and the Members shall be liable to Buyer under this Section 5.1 or otherwise in excess of the Escrowed Amount shall not exceed Four Hundred Thousand Dollars ($400,000).

            (f) From and after the Closing, Seller and the Members shall execute all such instruments or documents and take all such other actions as Buyer may reasonably request to transfer the domain name "2CONFER.com", the URL address "www.2CONFER.com", the address for the 2CONFER web site and all of such web site's content, from Seller to Buyer.

            (g) From and after the Closing, if Seller or any Member becomes aware of any Asset in their possession that was not delivered to Buyer at Closing, including but not limited to any Asset described in Section 1.2, Seller and any such Member shall have the obligation to promptly notify Buyer of any such Asset, and to deliver any such Asset to Buyer in accordance with Buyer's reasonable instructions.

            (h) From and after the date which is sixty (60) days after the Closing Date, Seller shall, upon the written request of Buyer, immediately destroy or erase all of Seller's copies of the Assets set forth in Schedule 1.2 and, upon Buyer's request, promptly confirm destruction of same by signing and returning to Buyer an "affidavit of destruction" acceptable to Buyer; provided, however, that Seller shall be entitled to retain a copy of those specific records, and only those specific records, that contain information (i) that is not related to the Business, (ii) that is neither confidential or privileged, or
(iii) for which Seller has a reasonable need to retain.

            (i) For a period of one year from the Closing Date, Seller shall not, without Buyer's prior written consent, directly or indirectly, (A) solicit the employment of any key employee, officer or senior manager of Buyer or (B) hire any key employee, officer or senior manager whose employment with Buyer has ceased within 90 days of such solicitation or hire; provided, however, that this subparagraph (i) shall not prevent advertisements, solicitations, position listings or notices of employment opportunities that are published or made available to members of the public or hiring of personnel responding thereto.

            (j) For a period of four (4) years from the Closing Date, Seller and the Members shall not, directly or indirectly, for purposes competitive with the Business, call on, solicit, or take away for Seller or for any other person or entity any person or entity who or which was a customer of Buyer on the Closing Date.

            (k) From and after the Closing, Seller shall use its best efforts to obtain promptly landlord consents and to perform all other actions necessary to effect the assignment to Buyer of the office leases set forth on Schedule 2.10 (the "Leases"). In the event Seller fails to effect the assignment of any of the Leases to Buyer, Seller will be liable for (i) reasonable moving expenses of Buyer and (ii) any increase in rent payments above those currently contemplated by the Leases, provided that, with respect to each Lease, any liability for such increase in rent payments shall not exceed 10% of the current rent payments for the remaining term of each Lease.

            (l) Buyer shall fully cooperate with Seller for purposes of enabling Seller to obtain the landlord consents and other third party consents necessary to assign and transfer office leases and other agreements and commitments to Buyer to the extent such consents have not been obtained by Closing.

                                    SECTION 6

                                  Miscellaneous

      6.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other that the State of New York).

      6.2. Survival. The representations and warranties made herein shall survive any investigation made by the parties and the Closing of the transactions contemplated hereby for a period of two (2) years after the Closing Date, except that Seller's representations and warranties with respect to title and tax matters shall survive for the period of any applicable statute of limitations. Except as expressly provided otherwise herein, the covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby.

      6.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. No party may assign any of its rights or obligations hereunder without the express written consent of the other party hereto, which consent may not be unreasonably withheld; provided, however, any party may assign any and all of its rights and interests hereunder to one or more of its affiliates and designate one or more of its affiliates to perform its obligations hereunder; provided, however, that such party remains liable for full and total performance of its obligations hereunder.

      6.4. Notices. Any notices authorized to be given hereunder shall be in writing and deemed given, if delivered personally or by overnight courier, on the date of delivery, if a Business Day, or if not a Business Day, on the first Business Day following delivery, or if mailed, three days after mailing by registered or certified mail, return receipt requested, and in each case, addressed, as follows:

               If to Buyer:

               Wire One Technologies, Inc.
               225 Long Avenue
               Hillside, NJ 07205
               Attention: President
               Facsimile: (973) 282-2033

               and a copy to:

               Michael J. W. Rennock, Esq.
               Morrison & Foerster LLP
               1290 Avenue of the Americas
               New York, NY  10104
               Facsimile: (212) 468-7900

               If to Seller Parties or Sellers' Representative (as defined below):

               2CONFER L.L.C.
               2401 West Hassell Road
               Suite 1510
               Hoffman Estates, IL 60195
               Attention: Tracey T. Powell
               Facsimile: (847) 781-2561

               and a copy to:

               Craig T. Boyd
               Butler Rubin Saltarelli & Boyd
               1800 Three First National Plaza
               70 West Madison Street
               Chicago, IL  60602
               Facsimile: (312) 444-9702

or if delivered by telecopier, on a Business Day before 4:00 PM local time of addressee, on transmission confirmed electronically, or if at any other time or day on the first Business Day succeeding transmission confirmed electronically, to the facsimile numbers provided above, or to such other address or telecopy number as any party shall specify to the other, pursuant to the foregoing notice provisions.

      6.5. Waiver; Amendments. This Agreement, and the Transaction Documents,
(i) set forth the entire agreement of the parties respecting the subject matter hereof, (ii) supersede any prior and contemporaneous understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof, and (iii) may not be amended orally, and no right or obligation of any party may be altered, except as expressly set forth in a writing signed by such party.

      6.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all such counterparts shall together constitute but one document.

      6.7. Expenses. Each party shall bear its own expenses incurred with respect to the preparation of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby.

      6.8. Arbitration.

            (a) If at any time there shall be a dispute arising out of or relating to any provision of this Agreement, any Transaction Document or any agreement contemplated hereby or thereby, such dispute shall be submitted for binding and final determination by arbitration in accordance with the regulations then obtaining of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) resulting from such arbitration shall be in writing, and shall be final and binding upon all involved parties. The site of any arbitration shall be within New York City, New York. The award may be confirmed and enforced in any court of competent jurisdiction. The parties hereby agree that any federal or state court sitting in the County of New York in the State of New York is a court of competent jurisdiction. This paragraph does not limit in any way a party's right to seek injunctive relief in any state or federal court sitting in the County of New York in the State of New York (jurisdictional, venue and inconvenient forum objections to which are hereby waived by both parties), including recovery of fees and costs.

            (b) This arbitration clause shall survive the termination of this Agreement and any other Transaction Document and the consummation of the transactions contemplated hereby and thereby.

      6.9. Waiver of Jury Trial; Exemplary Damages. THE PARTIES HERETO HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any other Transaction Document contemplated hereby.

      6.10. Appointment of Representative.

            (a) Powers of Attorney. Each Seller Party irrevocably constitutes and appoints Tracey T. Powell (the "Sellers' Representative") as such Seller Party's true and lawful agent, proxy, and attorney-in-fact and authorizes the Sellers' Representative to act for such Seller Party and in such Seller Party's name, place, and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement and any other Transaction Document, as fully to all intents and purposes as such person might or could do in person, including, without limitation, the power to:

                  (i) receive all notices required to be delivered to such Seller Party under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 5 hereof;

                  (ii) take any and all action on behalf of such Seller Party from time to time as the Sellers' Representative may deem necessary or desirable to defend, pursue, resolve, and/or settle claims under this Agreement, including, without limitation, claims for indemnification under
      Section 5 hereof; and

                  (iii) engage and employ agents and representatives (including accountants, legal counsel, and other professionals) and incur such other expenses as he deems necessary or prudent in connection with the administration of the foregoing.

Each Seller Party grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement and any other Transaction Document, as fully to all intents and purposes as such Seller Party might or could do in person, hereby ratifying and confirming all that the Sellers' Representative may lawfully do or cause to be done by virtue hereof. Each Seller Party, by executing this Agreement, agrees that such agency, proxy, and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Sellers' Representative and shall survive the death, incapacity, or bankruptcy of such Seller Party to the extent permitted by applicable law. Each Seller Party acknowledges and agrees that, upon execution of this Agreement, any delivery by the Sellers' Representative of any waiver, amendment, agreement, opinion, certificate, or other documents executed by the Sellers' Representative or any decisions made by the Sellers' Representative pursuant to this Section 6.10 shall bind such Seller Party with respect to such documents or decision as fully as if such Seller Party had executed and delivered such documents or made such decisions.

            (b) Not Liable. The Sellers' Representative shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Seller Party, except in respect of amounts received on behalf of such Seller Party. The Sellers' Representative shall not be liable to any Seller Party for any action taken or omitted by him or any agent employed by him hereunder or under any other Transaction Document, or in connection therewith, except that the Sellers' Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Sellers' Representative shall not be liable to the Seller Parties for any apportionment or distribution of payments made by him in good faith and, if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Seller Party to whom payment was due, but not made, shall be to recover from the other Seller Parties any payment in excess of the amount to which they are determined to have been entitled. The Sellers' Representative, in such capacity, shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any other Transaction Document.

            (c) Replacement of the Sellers' Representative. Upon the death, disability, or incapacity of the initial Sellers' Representative appointed pursuant to Section 6.10(a) above, each Seller Party acknowledges and agrees that such Sellers' Representative's executor, guardian, or legal representative, as the case may be, shall (in consultation with the Members) appoint a replacement reasonably believed by such person to be capable of carrying out the duties and performing the obligations of the Sellers' Representative hereunder within thirty (30) days. In the event that the Sellers' Representative resigns for any reason, the Sellers' Representative shall (in consultation with the Seller Parties) select another representative to fill such vacancy. Any substituted representative shall be deemed the Sellers' Representative for all purposes of this Agreement and any other Transaction Document.

            (d) Actions of the Sellers' Representative; Liability of the Sellers' Representative. Each Seller Party agrees that Buyer shall be entitled to rely on any action taken by the Sellers' Representative, on behalf of the Seller Parties, pursuant to Section 6.10(a) above (each, an "Authorized Action"), and that each Authorized Action shall be binding on each Seller Party as fully as if such Seller Party had taken such Authorized Action. Buyer agrees that the Sellers' Representative shall have no liability to Buyer for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Seller Parties hereby release and discharge Buyer from and against any liability arising out of or in connection with the Sellers' Representative's failure to distribute any amounts received by the Sellers' Representative on Seller Parties' behalf to the Seller Parties.

      6.11. Business Day. When used in this Agreement, the term "Business Day" shall mean a day other than a Saturday, Sunday or a day on which commercial banks in New York City are generally closed for business.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first written above.

                                BUYER:

                                WIRE ONE TECHNOLOGIES, INC.

                                By: /s/ Richard Reiss
                                   ---------------------------------------------
                                    Name:  Richard Reiss
                                    Title: President and Chief Executive Officer

                                SELLER:

                                2CONFER L.L.C.

                                By: /s/ Tracey T. Powell
                                   ---------------------------------------------
                                    Name:  Tracey T. Powell
                                    Title: Manager

                                MEMBERS:

                                Mutare, Inc.

                                By: /s/ Tracey T. Powell
                                   ---------------------------------------------
                                    Name:  Tracey T. Powell
                                    Title: President and Chief Executive Officer


                                /s/ Tracey T. Powell
                                ------------------------------------------------
                                Tracey T. Powell


                                /s/ Anna Powell
                                ------------------------------------------------
                                Anna Powell


                                /s/ Steve Rossdeutcher
                                ------------------------------------------------
                                Steve Rossdeutcher


                                /s/ Seth Catelli
                                ------------------------------------------------
                                Seth Catelli


                                      S-1